                                                                    EXHIBIT 10.1



                                                                  EXECUTION COPY



                       NOTE AND WARRANT PURCHASE AGREEMENT



                                     between

                               AMN HOLDINGS, INC.,
                                    as Issuer


                                       and



                   BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.,
                                  as Purchaser






                          Dated as of November 19, 1999
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                                TABLE OF CONTENTS

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ARTICLE     I       DEFINITIONS..........................................................................1
         1.01       Definitions..........................................................................1
         1.02       Accounting Terms:  Financial Statements.............................................16

ARTICLE    II       PURCHASE AND SALE OF NOTES AND WARRANTS.............................................17
         2.01       Purchase and Sale of Notes and Warrants.............................................17
         2.02       Purchase Price......................................................................17
         2.03       Intentionally Omitted...............................................................17
         2.04       Closing.............................................................................17

ARTICLE   III       CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE..............................17
         3.01       Representations and Warranties......................................................17
         3.02       Compliance with this Agreement......................................................17
         3.03       Officer's Certificate...............................................................18
         3.04       Secretary's Certificates............................................................18
         3.05       Transaction Documents...............................................................18
         3.06       Financial Matters...................................................................18
         3.07       Insurance...........................................................................19
         3.08       Contracts...........................................................................19
         3.09       Purchase Permitted by Applicable Laws...............................................19
         3.10       Consents and Approvals..............................................................19
         3.11       Consummation of AMN Acquisition, Purchase Price.....................................19
         3.12       Senior Credit Facility..............................................................19
         3.13       Equity Investment...................................................................19
         3.14       No Waivers..........................................................................20
         3.15       No Material Adverse Change..........................................................20
         3.16       Opinion of Counsel..................................................................20
         3.17       Disbursement Instructions...........................................................20

ARTICLE    IV       CONDITIONS TO THE OBLIGATION OF HOLDINGS TO CLOSE...................................20
         4.01       Representations and Warranties True.................................................20
         4.02       Issuance Permitted by Requirements of ..............................................20
         4.03       Consents and Approvals..............................................................20

ARTICLE     V       REPRESENTATIONS AND WARRANTIES OF HOLDINGS..........................................21
         5.01       Corporate Existence and Power.......................................................21
         5.02       Corporate Authorization, No Contravention...........................................21
         5.03       Governmental Authorization; Third Party Consents....................................21
         5.04       Binding Effect......................................................................22
         5.05       Litigation..........................................................................22

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         5.06       No Default or Breach................................................................22
         5.07       ERISA...............................................................................22
         5.08       Disclosure..........................................................................22
         5.09       Capitalization......................................................................23
         5.10       Private Offering....................................................................23
         5.11       Broker's, Finder's or Similar Fees..................................................23
         5.12       Contractual Obligations, etc........................................................23
         5.13       Financial Statements, Solvency......................................................24
         5.14       Acquisition Documents...............................................................25
         5.15       Senior Loan Documents...............................................................25
         5.16       Indebtedness........................................................................25
         5.17       Investments.........................................................................25

ARTICLE    VI       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................................26
         6.01       Authorization, No Contravention.....................................................26
         6.02       Corporate Existence and Power.......................................................26
         6.03       Binding Effect......................................................................26
         6.04       Accredited Investor; Purchase for Own Account.......................................26
         6.05       ERISA...............................................................................27
         6.06       Broker's, Finder's or Similar Fees..................................................27
         6.07       Governmental Authorization, Third Party Consent.....................................27
         6.08       Investment Company..................................................................27

ARTICLE   VII       FINANCIAL INFORMATION AND NOTICES; BOARD OBSERVATION RIGHTS.........................28
         7.01       Financial Statements and Other Information..........................................28
         7.02       Board of Directors Observation Rights...............................................30
         7.03       Confidentiality.  ..................................................................31

ARTICLE  VIII       AFFIRMATIVE COVENANTS...............................................................31
         8.01       Preservation of Existence and Franchises............................................31
         8.02       Books and Records...................................................................31
         8.03       Compliance with Law.................................................................32
         8.04       Payment of Taxes and Other Indebtedness.............................................32
         8.05       Insurance...........................................................................32
         8.06       Maintenance of Property.............................................................32
         8.07       Performance of Obligations..........................................................32
         8.08       Use of Proceeds.....................................................................32
         8.09       Inspections.........................................................................33
         8.10       Year 2000 Compliance................................................................33

ARTICLE    IX       NEGATIVE COVENANTS..................................................................33
         9.01       Indebtedness........................................................................33
         9.02       Nature of Business..................................................................34
         9.03       Consolidation, Merger, Dissolution, etc.............................................35
         9.04       Asset Dispositions..................................................................35

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         9.05       Investments.........................................................................35
         9.06       Restricted Payments.................................................................35
         9.07       Transactions with Affiliates........................................................36
         9.08       Fiscal Year; Organizational Documents...............................................36
         9.09       Limitation on Restricted Actions....................................................36
         9.10       Ownership of Subsidiaries...........................................................36
         9.11       Sale Leasebacks.....................................................................37
         9.12       Capital Expenditures................................................................37
         9.13       Modifications of Senior Loan Agreement..............................................37

ARTICLE      X      REDEMPTION OF NOTES.................................................................37
         10.01      Optional Redemption of Notes........................................................37
         10.02      Mandatory Redemption of Notes.......................................................38
         10.03      Notice of Redemption................................................................38
         10.04      Deposit of Funds and Termination of Rights..........................................39
         10.05      Allocation and Application of Payments..............................................40
         10.06      Notation of Partial Payments........................................................40

ARTICLE     XI      SUBORDINATION OF NOTES..............................................................40
         11.01      Definitions.........................................................................40
         11.02      Subordination.......................................................................41
         11.03      Subordination Upon Distribution of Assets...........................................41
         11.04      Prohibitions and Limitations on Payment.............................................42
         11.05      Limitation on Remedies..............................................................43
         11.06      Payments and Distributions Received.................................................43
         11.07      Proofs of Claim.....................................................................43
         11.08      Subrogation.........................................................................44
         11.09      Relative Rights.....................................................................44
         11.10      Subordination Not Impaired; Benefit of Subordination................................44
         11.11      Covenants of the Holders............................................................45
         11.12      Miscellaneous.......................................................................45

ARTICLE    XII      EVENTS OF DEFAULT...................................................................45
         12.01      Events of Default...................................................................45
         12.02      Acceleration........................................................................47
         12.03      Set-Off.............................................................................48

ARTICLE   XIII      INDEMNIFICATION.....................................................................48
         13.01      Indemnification.....................................................................48
         13.02      Notification........................................................................49

ARTICLE    XIV      MISCELLANEOUS.......................................................................50
         14.01      Survival of Representations and Warranties..........................................50
         14.02      Notices.............................................................................50
         14.03      Payments............................................................................51
         14.04      Assignments and Participation.......................................................52
         14.05      Lost, Etc. Notes....................................................................53

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         14.06      Amendments, Determinations, Requests or Consents....................................53
         14.07      Remedies Cumulative.................................................................54
         14.08      Counterparts........................................................................54
         14.09      Headings............................................................................54
         14.10      GOVERNING LAW.......................................................................54
         14.11      Jurisdiction........................................................................54
         14.12      Waiver of July Trial................................................................54
         14.13      Severability........................................................................55
         14.14      Rules of Construction...............................................................55
         14.15      Entire Agreement....................................................................55
         14.16      Certain Expenses....................................................................55
         14.17      Publicity...........................................................................55
         14.18      Further Assurances..................................................................56

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                                       iv

EXHIBIT

Exhibit A  Form of Note


SCHEDULES

         Schedule 1.01A Consolidated EBITDA Adjustment
         Schedule 1.0113 Permitted Investments
         Schedule 5.03 Governmental Authorizations
         Schedule 5.05 Litigation
         Schedule 5.09 Capitalization
         Schedule 5.12 Contractual Obligations
         Schedule 5.13(a) Changes to September 30, 1999 Financial Statements
         Schedule 5.14 Acquisition Documents
         Schedule 5.15 Certain Senior Loan Documents
         Schedule 8.05 Insurance
         Schedule 9.07 Transactions with Affiliates

                       NOTE AND WARRANT PURCHASE AGREEMENT

         THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is dated as of November 19, 1999, between AMN HOLDINGS, INC., a Delaware corporation ("Holdings"), and BANCAMERICA CAPITAL INVESTORS SBIC 1, L.P., a Delaware limited partnership ("BACI" or the "Purchaser").

                              Statement of Purpose

         Holdings and AMN Healthcare, Inc., a Nevada corporation and as of the date hereof a wholly-owned subsidiary of Holdings ("Healthcare"), have entered into an Acquisition Agreement, dated as of October 1, 1999 (as amended or supplemented from time to time, the "Acquisition Agreement"), with AMN Acquisition Corp., a Delaware corporation ("AMN Acquisition Sub"), and each of the persons named as a Seller therein (the "Sellers"), providing, inter alia, for (a) the acquisition by AMN Acquisition Sub directly from Holdings of certain newly issued shares of Common Stock of Holdings, (b) the redemption by Holdings of certain of the Sellers' shares of Common Stock of Holdings and (c) the acquisition by AMN Acquisition Sub directly from the Sellers of certain of the Sellers' shares of Common Stock of Holdings (the transactions contemplated by the Acquisition Agreement are hereinafter referred to as the "AMN Acquisition"). In connection with the AMN Acquisition, and in order to obtain financing for general corporate purposes, Holdings proposes to issue (i) its senior subordinated notes in the aggregate principal amount of $20,000,000 and (ii) a warrant to purchase 292.07729 shares of Common Stock of Holdings, in each case as more particularly described herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Acquisition", by any Person, means the acquisition by such Person of all the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person.

         "Acquisition Agreement" has the meaning assigned thereto in the Statement of Purpose.

         "Acquisition Documents" means the Acquisition Agreement and each other material document and instrument executed on or after October 1, 1999 and pursuant thereto with the Acquisition.

         "Affiliate" means, with respect to any Person, any other Person (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (b) directly or indirectly owning or holding ten percent (10%) or more of the Capital Stock in such Person; provided that, in no event shall the Purchaser (or any Affiliate of the Purchaser) be deemed to be an Affiliate of (a) Holdings or (b) any Affiliate of Holdings. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Note and Warrant Purchase Agreement, as amended or supplemented from time to time.

         "AMN Acquisition" has the meaning assigned thereto in the Statement of Purpose.

         "AMN Acquisition Sub" has the meaning assigned thereto in the Statement of Purpose.

         "Asset Disposition" means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Credit Party whether by sale, lease, transfer or otherwise, but other than pursuant to any casualty or condemnation event.

         "BACI" or "Purchaser" has the meaning assigned thereto in the Preamble.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, San Diego, California or New York, New York are authorized or required by law to close.

         "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) dollar denominated time deposits and certificates of deposit of (i) any Senior Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-I or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-I (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Senior Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

         "Change of Control" means any of the following events: (a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Healthcare and its Subsidiaries taken as a whole to any "person" or "group"(within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than any Sponsor Entity, (b) Holdings shall fail to own directly 100% of the outstanding Capital Stock of Healthcare, (c) prior to a Qualified Public Offering, the Sponsor Entities shall fail to own beneficially, directly or indirectly, at least 51% of the outstanding Voting Stock of Holdings, (d) after a Qualified Public Offering, the Sponsor Entities shall fail to own beneficially, directly or indirectly, (i) at least 30% of the outstanding Voting Stock of Holdings and (ii) a greater percentage of the outstanding Voting Stock of Holdings than the percentage of such outstanding Voting Stock which any other "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Sponsor Entities (A) shall have acquired beneficial ownership, directly or indirectly, of, or (B) shall have acquired by contract or otherwise (or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of) control. over, and (e) during any period of up to twenty-four
(24) consecutive months commencing after a Qualified Public Offering, individuals who at the beginning of such twenty-four (24) month period were directors of Holdings (together with any new director whose election by the board of directors of Holdings or whose nomination for election by Holdings' shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Holdings then in office.

         "Closing" has the meaning assigned thereto in Section 2.04.

         "Closing, Date" has the meaning assigned thereto in Section 2.04.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" means (a) the common stock of Holdings, par value $0.01 per share, as described in the Holdings Charter Documents, and (b) any other Capital Stock into which such Common Stock is reclassified or reconstituted.

         "Competition" means, as of any date, (a) any Person (other than Holdings or any of its Affiliates) (i) that directly or indirectly derived in excess of $7,500,000 in gross revenues during any of the immediately preceding three fiscal years of such Person from the medical staffing industry; provided, that such Person conducts, or during any of the immediately preceding three (3) fiscal years has conducted, business in a segment of the medical staffing industry in which any Credit Party, as of the date of determination, conducts business or (ii) is a party to a material judicial proceeding pending against Holdings or any of its Affiliates or (b) any Person that is entitled, directly or indirectly, whether through ownership of stock, contract or otherwise, to elect a majority of the board of directors of, or otherwise directly or indirectly controls or is controlled by or is under direct or indirect common control with, any Person described in clause (a) above. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controls" and "controlled" have meanings correlative to the foregoing.

         "Consolidated EBITDA" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for, without duplication (i) interest expense, (ii) total Federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, and (iv) Consolidated Non-Cash Charges all as determined in accordance with GAAP plus (c) as of each of December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000, the Consolidated EBITDA Adjustment for the four fiscal quarter period ending on such date.

         "Consolidated EBITDA Adjustment" means, for each of December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000, the amount indicated for such date on Schedule 1.01A.

         "Consolidated Net Income" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding extraordinary items) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

         "Consolidated Non-Cash Charges" means the non-cash component of any item of expense other than (a) to the extent requiring an accrual or reserve for future cash expenses, and (b) writeoffs of accounts receivable.

         "Consolidated Parties" means a collective reference to Healthcare and its Subsidiaries, and "Consolidated Party" means any one of them.

         "Consolidated Total Assets" means, as of any date with respect to the Consolidated Parties on a consolidated basis, total assets, as determined in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any provision of any securities issued by such Person or of any indenture or credit agreement or any other agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it may be subject.

         "Credit Parties" means, collectively, Holdings, Healthcare and Medical Express and any of their respective Subsidiaries, and, individually, any of them.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Designated Refinancing Agreement" means any Refinancing Agreement under which the aggregate principal amount of the commitments thereunder is greater than $75,000,000.

         "Eligible Assignee" means, with respect to the assignment of any rights, interest or obligations of a Holder of any Notes hereunder, a Person that is at the time of such assignment (a) an "accredited investor" as such term is defined in Rule 501 under the Securities Act, and (b) after consultation with Holdings, not a Competitor of any Credit Party.

         "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Issuance" means any issuance by Holdings or any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or
(d) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not include any Asset Disposition.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to Sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

         "ERISA Event" means (a) with respect to any Plan, the occurrence of a Reportable Event not otherwise subject to a waiver or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
(d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Event of Default" has the meaning assigned thereto in Article 12 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Excluded Asset Disposition" means, with respect to any Credit Party,
(a) the sale of inventory in the ordinary course of such Person's business, (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (c) any Equity Issuance by such Person, (d) any Involuntary Disposition by such Person and (e) any sale, lease, transfer or other disposition of Property by such Person to another Credit Party.

         "Executive Office' of any Person means any of the chief executive officer, chief operating officer, president, chief financial officer or treasurer of such Person.

         "Fully Diluted Common Stock" means as of any date, the number of shares of Common Stock that would be outstanding assuming all securities of Holdings convertible into or exchangeable for Common Stock were converted into shares of Common Stock pursuant to their respective terms and all options, warrants or other rights to acquire Common Stock were exercised.

         "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (e), (f), (g), (i) and (m) of the definition of "Indebtedness," (b) all Funded Indebtedness of others of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (or if less, the aggregate net book value of all Property securing such Funded Indebtedness of others), (c) all Guaranty Obligations of such Person with respect to Funded Indebtedness of the type referred to in clause (a) above of another Person and (d) Funded Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent that such Funded Indebtedness is recourse to such Person.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.02 (except, in respect of Synthetic Leases, as otherwise treated herein).

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness actually guaranteed by such Guaranty Obligation.

         "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

         "Healthcare" has the meaning assigned thereto in the Statement of Purpose.

         "Holder" means (a) the Purchaser, (b) any other holder of any Note, or
(c) any other holder of any portion of the Warrant or any shares of Common Stock issued upon exercise of the Warrant in each case who is a party to the Stockholders Agreement.

         "Holdings" has the meaning assigned thereto in the Preamble.

         "Holdings Charter Documents" means the Certificate of Incorporation and the Bylaws of Holdings, as amended or supplemented from time to time.

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retention's of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the implied principal component of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to November 19, 2005, (1) the principal portion of all obligations of such Person under Synthetic Leases, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent that such Indebtedness is recourse to such Person and (n) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such person in accordance with GAAP.

         "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory and supplies in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment, inventory, services, leases or supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Asset Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a fight to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

         "Leverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

         "Material Adverse Effect" means a material adverse effect upon (a) the business, assets, operations, liabilities, prospects or condition (financial or otherwise) of the Credit Parties, taken as a whole, (b) the ability of Holdings to repay the Notes or otherwise perform its material obligations hereunder, under the Warrant Agreement or under any Warrant, or (c) the material rights and remedies of any Holder hereunder or under the Notes, the Warrant Agreement or any Warrant.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Medical Express" means Medical Express, Inc., a Colorado corporation and a wholly-owned Subsidiary of Healthcare.

         "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Section 3(37) or 400 1 (a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) which any Credit Party or any ERISA Affiliate and at least one employer other than any Credit Party or any ERISA Affiliate are contributing sponsors.

         "Net Cash Proceeds" means the aggregate proceeds paid in cash or Cash Equivalents received by any Credit Party in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting, consulting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, and (c) the amount of liabilities, if any, which are required to be repaid concurrently and in connection with the consummation of such Asset Disposition out of the proceeds thereof, it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Credit Party in such Asset Disposition.

         "Note" means any Senior Subordinated Promissory Note issued pursuant to this Agreement, as amended or supplemented from time to time, and "Notes" means each such Note, collectively.

         "Note Register" has the meaning assigned thereto in Section 14.04(b).

         "Observation Period" has the meaning assigned thereto in Section 7.02.

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

         "Other Documents" means:

         (a) any employment contract or contract for services which requires aggregate payments equal to or less than $75,000 annually in total compensation or which is terminable by a Credit Party upon 30 days notice without liability for any penalty or severance payment;

         (b) purchase orders in the ordinary course of business;

         (c) any contract or agreement which by its terms terminates or is terminable by Healthcare or any successor or assign within twelve months of October 1, 1999 upon payment of penalties equal to or less than $25,000;

         (d) any contract or agreement for the purchase of any fixed asset for a price equal to or less than $150,000 whether or not such purchase is in the ordinary course of business; or

         (e) any contract or agreement creating any obligations or requiring payments equal to or less than $100,000 with respect to any such contract.

         "Participant" has the meaning assigned thereto in Section 14.04(c).

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title V of ERISA and any successor thereof.

         "Permitted Acquisition" means an Acquisition by Healthcare or any Subsidiary of Healthcare, provided that (a) (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as Healthcare and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof, and (ii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, and (b) (i) such Acquisition is permitted by the Senior Loan Agreement, (ii) at any time prior to, or after, the Senior Loan Agreement shall have been paid in full, if such Acquisition involves the incurrence of additional Indebtedness pursuant to
Section 9.01(c), Holdings shall have delivered to each Holder of a Note, a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, neither a Default nor an Event of Default would exist as a result of a violation of Section 9.01(c) or (iii) if the Acquisition is consummated after the Senior Loan Agreement shall have been paid in full, (A) the aggregate cash consideration paid by the Credit Parties collectively for the Property acquired in such Acquisition is no greater than the aggregate amount of proceeds received by Holdings from any Equity Issuance (other than a Qualified Public Offering) by Holdings following the Closing Date,
(B) the consideration in connection with such Acquisition consists of common stock of a Credit Party, or (C) the consideration in connection with such Acquisition consists of any combination of the consideration described in subsection (A) or (B) of this clause (iii).

         "Permitted Asset Disposition" means (a) any Asset Disposition permitted by Section 9.04 and (b) any Excluded Asset Disposition.

         "Permitted Investments" means Investments which are (a) cash and Cash Equivalents; (b) accounts receivable created, acquired or made by any Credit Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Credit Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors or in connection with a work-out or reorganization; (d) Investments existing as of the Closing Date and set forth in Schedule 1.01B; (e) rental deposits made for the benefit of officers, employees or agents; (f) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $1,000,000 in the aggregate al any one time outstanding; (g) Investments in any Credit Party; (h) Investments in Foreign Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; (i) to the extent constituting Investments, transactions permitted under Section 9.06; (j) Permitted Acquisitions; (k) Investments not constituting cash or Cash Equivalents received as consideration for any Asset Disposition permitted under Section 9.04; (1) loans to employees to finance the purchase of Capital Stock; and (m) other Investments not to exceed $7,500,000 in the aggregate at any time outstanding.

         "Person" means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of
Section 3(5) of ERISA.

         "Premium Percentage" has the meaning assigned thereto in Section 10.01.

         "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in Section 1.02) the Leverage Ratio in respect of a proposed incurrence of additional Indebtedness pursuant to Section 9.01(c), that such transaction and all Permitted Acquisitions and any Permitted Asset Disposition that occurred since the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which financial statements were delivered to the Significant Holders pursuant to Section 7.01(a)(ii) or 7.01(b) (the first day of such period shall be referred to as the "Pro Forma Measurement Date") shall, in each case, be deemed to have occurred as of the Pro Forma Measurement Date, including without limitation, pro forma EBITDA adjustments.

         "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of Holdings delivered to the Holders of Notes in connection with the incurrence of any additional Indebtedness pursuant to Section 9.01(c), and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the

Leverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which financial statements were delivered to the Significant Holders pursuant to Section 7.01 (a)(ii) or 7.01
(b).

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Public Offering" means any underwritten primary public offering of securities of Holdings pursuant to a registration statement declared effective under the Securities Act (other than a public offering pursuant to a registration statement on Form S-8).

         "Purchaser" or "BACI" has the meaning assigned thereto in the Preamble.

         "Qualified Public Offering" means a Public Offering underwritten by an investment bank of national standing and resulting in not less than $30,000,000 in net cash proceeds to Holdings.

         "Real Properties" means each of the facilities and properties owned, leased or operated by the Credit Parties.

         "Redemption Notice" has the meaning assigned thereto in Section 10.03.

         "Refinancing Agreement" means any credit or loan agreement or any other agreement or instrument evidencing Indebtedness of any Credit Party entered into by such Credit Party in connection with the Refinancing Transaction.

         "Refinancing Transaction" means a credit facility the net proceeds (or a portion thereof) of which are promptly used to refinance the Indebtedness outstanding under the Senior Loan Agreement and the other Senior Loan Documents; provided, that (a) such credit facility has a final maturity which does not extend beyond May 19, 2005; and (b) notwithstanding anything in Section 9.01(b) to the contrary, at the time of incurrence of the Indebtedness by the Credit Parties under such credit facility, and immediately after giving effect thereto and the concurrent retirement of the Indebtedness under the Senior Loan Agreement and the other Senior Loan Documents, Holdings shall have delivered to each Holder of Notes a Pro Forma Compliance Certificate demonstrating that the Leverage Ratio on a Pro Forma Basis does not exceed the Leverage Ratio set forth in Section 9.01(c) for such date.

         "Related Parties" means, with respect to any Sponsor, a collective reference to (a) each Person which is a controlling stockholder or partner of such Sponsor, (b) each Person at least 80% of whose Voting Stock is owned by such Sponsor, directly or indirectly, (c) each trust, corporation, partnership or other entity, the controlling beneficiaries, stockholders, partners or owners of which, directly or indirectly, consist of such Sponsor and/or such other Persons referred to in the preceding clauses (a) or (b) and/or in the succeeding clause (e), (d) each partner or stockholder of such Sponsor as of the Closing Date who acquires any assets or Voting Stock of Holdings pursuant to a general distribution by such Sponsor to each of its partners or stockholders and
(e) each officer or director of such Sponsor.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "Required Holders" means Holders holding at least a majority of the aggregate principal balance of Notes then outstanding.

         "Requirements of Law" means, with respect to a Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its material property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "Restricted Payment" by any Credit Party means (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving such Person), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and other than dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the applicable Person, now or hereafter outstanding or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person, now or hereafter outstanding (excluding the issuance of Capital Stock by such Person).

         "Rights Agreement" means the Rights Agreement dated as of the date hereof among AMN Acquisition Sub, the Purchaser, Holdings, HWH Capital Partners, L.P., and HWH Nightingale Partners, L.P., as amended, restated, supplemented or otherwise modified from time to time.

         "Sale and Leaseback Transaction" means, with respect to any Credit Party, any arrangement pursuant to which such Person, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Person has sold or transferred (or is to sell or transfer) to a Person which is not a Credit Party or (b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Person to another Person which is not a Credit Party in connection with such lease.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Sellers" has the meaning assigned thereto in the Statement of Purpose.

         "Senior Lenders" means any of the financial institutions which are or may become a party to the Senior Loan Agreement.

         "Senior Loan Agreement" means the Credit Agreement dated as of the date hereof among Healthcare, as borrower, Holdings and certain subsidiaries of Healthcare from time to time party thereto, as guarantors, Bank of America, N.A., as agent, and the lenders from time to time party thereto, or any Refinancing Agreement, in each case, as amended, restated, supplemented or otherwise modified from time to time.

         "Senior Loan Documents" means the Senior Loan Agreement or any Refinancing Agreement and each other collateral agreement executed in connection with the Senior Loan Agreement or such Refinancing Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Significant Holder" means (a) any Holder of any outstanding Notes, and
(b) any Holder of Warrants or any shares of Common Stock issued upon exercise thereof representing, in each case, at least five per cent (5%) of the Fully Diluted Common Stock of Holdings at the time of determination.
         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Sponsors" means a collective reference to HWH Capital Partners, L.P., HWH Nightingale Partners, L.P. and Haas Wheat & Partners, L.P., together with their successors and permitted assigns, and "Sponsor" means any of them.

         "Sponsor Entity" means any Person that is (a) a Sponsor or (b) a Related Party of a Sponsor, and "Sponsor Entities" means a collective reference to each Sponsor Entity.

         "Stockholders Agreement" means the Stockholders Agreement dated as of the date hereof among Holdings, AMN Acquisition and BACI, as amended, restated, supplemented or otherwise modified from time to time.

         "Subsidiary" means, as to any Person, at any time, (a) any corporation more than fifty percent (50%) of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than fifty per cent (50%) of the Capital Stock at such time.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

         "Transaction Documents" means collectively, this Agreement, the Notes, the Warrant Agreement, the Warrant, the Stockholders Agreement, the Rights Agreement, the Senior Loan Documents and the Acquisition Documents.

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Warrant" means the Common Stock Purchase Warrant issued by Holdings to BACI pursuant to this Agreement and the Warrant Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "Warrant Agreement" means the Warrant Agreement dated as of the date hereof between Holdings and BACI, as amended, restated, supplemented or otherwise modified from time to time.

         "Wholly-Owned Subsidiary" means any Person 100% of whose Voting Stock is at the time owned by Holdings, directly or indirectly through other Persons 100% of whose Voting Stock is at the time owned, directly or indirectly, by Holdings.

         1.02 Accounting Terms; Financial Statements. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis; provided, that calculations of the implied principal component of all obligations under any Synthetic Lease or the implied interest component of any rent paid under any Synthetic Lease shall be made by the applicable Credit Party in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements of Healthcare and its Subsidiaries delivered pursuant to Section 7.01 (or, prior to the delivery of the first financial statements pursuant to Section 7.01, consistent with the financial statements as at December 31, 1998); provided, that if, pursuant to Section 1.3 (or any comparable provision) of the Senior Loan Agreement, the parties thereto shall agree to any changes in the application of GAAP, then, for purposes of this Agreement, GAAP shall be applied in a manner consistent with the Senior Loan Agreement; provided further, that, from and after the date on which the Senior Loan Agreement is paid in full, all calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made at the option of Holdings, by application of GAAP on a basis consistent with the most recent annual or quarterly financial statements of Healthcare and its Subsidiaries delivered pursuant to Section 7.01.

                                   ARTICLE II

                     PURCHASE AND SALE OF NOTES AND WARRANTS

         2.01 Purchase and Sale of Notes and Warrants. Subject to the terms and conditions hereof, Holdings will issue to the Purchaser, and the Purchaser will acquire from Holdings, on the Closing Date, (a) the Note in the aggregate principal amount of Twenty Million Dollars ($20,000,000), with each such Note being substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith and (b) the Warrant exercisable for 292.07729 shares of Common Stock.

         2.02 Purchase Price. The aggregate purchase price of the Note and the Warrant shall be Twenty Million Dollars ($20,000,000).

         2.03 Intentionally Omitted.

         2.04 Closing. Subject to the terms and conditions of this Agreement, the issuance and purchase of the Note and the Warrant shall take place at the closing (the "Closing") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison in New York, at 10:00 a.m., on November 19, 1999, or at such other time and place as Holdings and the Purchaser may agree in writing (the "Closing Date"). At the Closing, Holdings shall deliver to the Purchaser the Note and the Warrant against delivery to Holdings by the Purchaser of the purchase price therefor by wire transfer of immediately available funds.

                                  ARTICLE III

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

         The obligation of the Purchaser to purchase the Note and the Warrant, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by the Purchaser of the following conditions on or before the Closing Date:

         3.01 Representations and Warranties. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

         3.02 Compliance with this Agreement. Holdings shall have performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by Holdings on or before the Closing Date.

         3.03 Officer's Certificate. The Purchaser shall have received a certificate dated as of the Closing Date from an Executive Officer of Holdings, in form and substance reasonably satisfactory to the Purchaser, to the effect that (a) all representations and warranties of Holdings contained in this Agreement are true and correct and in all material respects, (b) Holdings is not in violation in any material respect of any of the covenants contained in this Agreement and (c) all conditions precedent to the Closing of this Agreement to be performed by Holdings have been duly performed in all material respects.

         3.04 Secretary's Certificates. The Purchaser shall have received a certificate dated as of the Closing Date from the Secretary or an Assistant Secretary of each of the Credit Parties certifying (a) that the attached copies of the Holdings Charter Documents or equivalent organizational documents of such Credit Party are all true and correct and remain unamended and in full force and effect, (b) that the attached copies of resolutions of the Board of Directors of each Credit Party approving the Transaction Documents (except for the Acquisition Documents, but including the Acquisition Agreement) to which any such Credit Party is a party and the transactions contemplated thereby are all true, complete and correct and remain unamended and in full force and effect,
(c) as to the incumbency and specimen signature of each officer of such Credit Party executing this Agreement and any other Transaction Document (other than the Acquisition Documents) to which such Credit Party is a party and (d) as to the good standing of such Credit Party in its jurisdiction of incorporation and in the state or other jurisdiction of the chief executive office and principal place of business.

         3.05 Transaction Documents. The Purchaser shall have received true, complete and correct copies of the Transaction Documents and such other Documents as it may reasonably request in connection with or relating to the sale of the Note and the Warrant and the transactions contemplated hereby, in each case certified by an Executive Officer of Holdings, all in form and substance reasonably satisfactory to the Purchaser.

         3.06 Financial Matters

              (a) Financial Statements. The Purchaser shall have received copies of the financial statements referred to in Section 5.13, including the pro forma financial statements referred to thereunder (the "Pro Forma Financial Statements").

              (b) Payment at Closing. There shall have been paid by Holdings to the Purchaser any accrued and unpaid fees due the Purchaser (including, without limitation, fees and expenses due under the commitment letter dated September 30, 1999, and all reasonable legal fees and expenses billed through the Closing Date and required to be paid pursuant to Section 14.16), and to any other Person such amount as may be required to be paid on or prior to the Closing Date in accordance with the Transaction Documents, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Transaction Documents.

         3.07 Insurance. The Purchaser shall have received copies of certificates of insurance evidencing the existence of all insurance required to be maintained pursuant to Section 8.05 hereof.

         3.08 Contracts. The Purchaser shall have received copies of all contracts and agreements evidencing the Contractual Obligations described in
Section 5.12 to which each of the Credit Parties will be a party immediately after the Closing Date as the Purchaser reasonably may request, each as originally executed and delivered by the parties thereto and as in effect on the Closing Date and all such agreements and contracts shall be in form and substance reasonably satisfactory to the Purchaser.

         3.09 Purchase Permitted by Applicable Laws. The acquisition of and payment for the Note and the Warrant to be acquired by the Purchaser hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law and (b) shall not subject the Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

         3.10 Consents and Approvals. All material consents, exemptions, authorizations or other actions by, or material notices to, or material filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to the Contractual Obligations of each Credit Party listed on Schedule 5.12 required in connection with the execution, delivery or performance by such Credit Party or enforcement against such Credit Party of this Agreement and the other Transaction Documents to which such Credit Party is a party shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

         3.11 Consummation of AMN Acquisition, Purchase Price. Healthcare shall have become a Wholly-Owned Subsidiary of Holdings; the AMN Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement and the other Transaction Documents; and the cash purchase price payable in connection with the AMN Acquisition shall not exceed $147,500,000 plus or minus certain adjustments pursuant to the Acquisition Agreement.

         3.12 Senior Credit Facility. The transactions contemplated by the Senior Loan Agreement shall have been consummated in form and substance reasonably satisfactory to the Purchaser; Healthcare shall have received the cash proceeds of a term loan thereunder of not less than $50,000,000; and Healthcare shall have received a committed revolving credit facility thereunder of not less than $20,000,000, of which no more than $7,500,000 (plus an amount equal to Healthcare's cash on hand on the Closing Date) shall be borrowed by Healthcare on the Closing Date.

         3.13 Equity Investment. Holdings shall have received proceeds of an equity investment, including, without limitation, amounts rolled over by shareholders of the

Credit Parties, in the minimum amount of $77,500,000 in connection with the Acquisition and on terms and conditions reasonably satisfactory to the Purchaser.

         3.14 No Waivers. The transactions contemplated by the Transaction Documents shall have been consummated without the waiver of any conditions precedent thereto required to be performed on or prior to the consummation of the transactions contemplated thereby unless such waiver, in the reasonable judgment of the Purchaser, could not reasonably be expected to have a Material Adverse Effect.

         3.15 No Material Adverse Change. Since June 30, 1999, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect.

         3.16 Opinion of Counsel. The Purchaser shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Holdings, dated the Closing Date and in form and substance reasonably acceptable to the Purchaser.

         3.17 Disbursement Instructions. The Purchaser shall have received written instructions from Holdings to the Purchaser directing the payment of any proceeds of the Note and the Warrant that are to be paid on the Closing Date.


                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATION
                              OF HOLDINGS TO CLOSE

         The obligations of Holdings to issue and sell the Note and the Warrant and to perform its other obligations hereunder shall be subject to the satisfaction as determined by Holdings of the following conditions on or before the Closing Date:

         4.01 Representations and Warranties True. The representations and warranties of the Purchaser contained in Section 6 hereof shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

         4.02 Compliance with this Agreement. The Purchaser shall have performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

         4.03 Issuance Permitted by Requirements of Laws. The issuance of the Note and the Warrant to be issued by Holdings hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law and (b) shall not subject Holdings to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

         4.04 Consents and Approvals. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other

Persons in respect of all Requirements of Law and Contractual Obligations of the Purchaser required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement shall have been obtained and be in full force and effect, and Holdings shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.


                                   ARTICLE V

                               REPRESENTATIONS AND
                             WARRANTIES OF HOLDINGS

         Holdings hereby represents and warrants to the Purchaser, as of the Closing Date and before and after giving effect to the Acquisition and the other transactions contemplated by this Agreement and the other Transaction Documents as follows:

         5.01 Corporate Existence and Power. Each of the Credit Parties (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is or will be a party.

         5.02 Corporate Authorization, No Contravention. The execution, delivery and performance by each Credit Party of the Transaction Documents to which it is or will be a party and the transactions contemplated hereby and thereby, including without limitation the issuance by Holdings of the Note and the Warrant, (a) have been duly authorized by all necessary corporate, and if required, stockholder action, (b) do not contravene the terms of the Holdings Charter Documents or the equivalent organizational documents of any Credit Party and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any material Lien (other than Liens created or permitted under the Senior Loan Documents) under, any material Contractual Obligation of any Credit Party, or any material Requirement of Law applicable to any Credit Party.

         5.03 Governmental Authorization; Third Party Consents. Except as contemplated by the Transaction Documents or as disclosed on Schedule 5.03 and except to the extent previously duly obtained or made and in full force and effect, (i) no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by any Credit Party or enforcement against such Credit Party of this Agreement, the Notes, the Warrant Agreement and the Warrants and the transactions contemplated hereby or thereby, and (ii) no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any material Requirement of Law, and no lapse of a waiting period under a material Requirement of Law, is necessary or required in connection with the execution, delivery or performance by any Credit Party or enforcement against such Credit Party of the other Transaction Documents to which such Credit Party is a party or the transactions contemplated thereby; provided, in each case, that no representation or warranty is made as to any approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with any Person (including, without limitation, any Governmental Authority, banking agency or regulatory body), or lapse of any waiting period, in each case, applicable to the Purchaser or its transferees.

         5.04 Binding Effect. This Agreement and the other Transaction Documents to which any Credit Party is a party will, upon the due execution and delivery thereof by such Credit Party, constitute the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

         5.05 Litigation. Except as disclosed on Schedule 5.05, there are no legal actions, suits, proceedings, claims or disputes pending, or to the knowledge of Holdings, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting any of the Credit Parties (a) which affects the legality, validity or enforceability of this Agreement or which seeks to obtain damages or obtain relief as a result of the transactions contemplated by the Transaction Documents or (b) which could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

         5.06 No Default or Breach. No Credit Party is in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

         5.07 ERISA. The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Note and the Warrant hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code or any other violations of ERISA or any other Requirement of Law related thereto.

         5.08 Disclosure. Taken as a whole, this Agreement and the documents and certificates furnished to the Purchaser by Holdings on or prior to the Closing do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact known to Holdings which

Holdings has not disclosed to the Purchaser in writing, which has had since June 30, 1999 or could reasonably be expected to have a Material Adverse Effect.

         5.09 Capitalization. As of the Closing Date, the authorized Capital Stock of each Credit Party and the issued and outstanding shares thereof is as described on Schedule 5.09. As of the Closing Date, all outstanding shares of each Credit Party will be duly authorized and validly issued, fully paid, nonassessable and free and clear of any Lien (other than Liens created under or permitted by the Senior Loan Documents). Except as described in Schedule 5.09, as of the date hereof, (a) no other Capital Stock of any Credit Party is authorized or outstanding, (b) no Credit Party has outstanding any rights (either preemptive or other) or options to subscribe for or purchase from such Credit Party, or any warrants or other agreements providing for or requiring the issuance by such Credit Party of, any Capital Stock and (c) neither any Credit Party nor any of its shareholders is a party to any agreement with respect to the voting or transfer of the Capital Stock of such Credit Party.

         5.10 Private Offering. No form of general solicitation or general advertising was used by Holdings or, to the best of its knowledge, its representatives in connection with the offer or sale of the Note or the Warrant. Assuming the truth of the representations made in Article 6, no registration of the Note or the Warrant pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Note, the Warrant or the shares of Common Stock issuable upon exercise of the Warrant.

         5.11 Broker's, Finder's or Similar Fees. Except for fees payable by Holdings to BancAmerica Securities LLC and as disclosed in the Acquisition Agreement, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby or any other Transaction Document to which Holdings is a party, based on any agreement, arrangement or understanding with Holdings or any action taken by Holdings.

         5.12 Contractual Obligations, etc. Except for the Transaction Documents and Other Documents, Schedule 5.12 hereto sets forth a complete and accurate list of all material Contractual Obligations (including the Contractual Obligations acquired or assumed in connection with the Acquisition) of each Credit Party in effect as of the Closing Date. To the knowledge of Holdings, on the Closing Date, each such Contractual Obligation (including Contractual Obligations evidencing Indebtedness and Liens) is, and after giving effect to the consummation of the transactions contemplated by the Transaction Documents will be, in full force and effect in accordance with the terms thereof and there are no material defaults by any Credit Party or by any other party under any such Contractual Obligation.

         5.13 Financial Statements, Solvency.

              (a) Financial Statements.

                  (i) The consolidated balance sheets of Healthcare and its Subsidiaries at December 31, 1997, December 31, 1998 and September 30, 1999, and the related statements of income, retained earnings and cash flows of Healthcare and its Subsidiaries for the fiscal year or other period ended on such dates, as the case may be, copies of which have been furnished to the Purchaser prior to the date hereof, present fairly in all material respects the financial condition of Healthcare and its Subsidiaries as of the dates thereof and for the periods then ended and have been prepared in accordance with GAAP consistently applied except, in the case of such financial statements which are audited, as may be indicated in the notes thereto and, in the case of the financial statements at and as of September 30, 1999, except for (a) changes required by GAAP as set forth on Schedule 5.13(a), (b) materials and disclosures normally found in notes to financial statements prepared in accordance with GAAP and (c) normal year-end adjustments.

                  (ii) The pro forma consolidated balance sheet of Holdings and its Subsidiaries delivered to the Purchaser pursuant to Section 3.06(a) (the "Pro Forma Balance Sheet") reflects estimated purchase accounting adjustments and presents a good faith estimate of the pro forma financial condition of Holdings and its Subsidiaries (after giving effect to the issuance of the Notes and the Warrant, the transactions contemplated to occur on the Closing Date, including, without limitation, the AMN Acquisition, and the application of the proceeds of the Notes and the Warrant).

                  (iii) Projections. The financial projections delivered to the Purchaser hereunder (the "Projections") are based on good faith estimates and assumptions believed by the management of Holdings to be reasonable in light of the circumstances when made, and there are no statements or conclusions in any of the Projections which, at the time made, were based upon or included information known to Holdings to be materially misleading or which fail to take into account material information regarding the matters reported therein. On the date hereof, Holdings believes that the Projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the Projections will actually be obtained.

              (b) Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, (a) the fair value of the assets on a going concern basis of the Credit Parties on a consolidated basis will be greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, thereof, (b) each Credit Party will be able to pay all of its liabilities as they mature and (c) each Credit Party will not have unreasonably small capital with which to carry on their business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         5.14 Acquisition Documents. Holdings has delivered to the Purchaser a true, complete and correct copy of the Acquisition Agreement with all amendments and modifications thereto. Schedule 5.14 hereto sets forth a complete and accurate list of all the other Acquisition Documents, together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all material agreements between the parties thereto executed on or after the date of the Acquisition Agreement with respect to the subject matter thereof and all transactions related thereto, and there are no material agreements or understandings, oral or written, or side agreements among the parties thereto not contained therein that relate to or modify the substance thereof The Acquisition Agreement and the other Acquisition Documents have been duly authorized by all necessary corporate action on the part of each Credit Party, and, when executed and delivered by such Credit Party, will be the legal, valid and binding obligations of such Credit Party and its successors, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability.

         5.15 Senior Loan Documents. Holdings has delivered to the Purchaser true, complete and correct copies of the Senior Loan Documents together with all amendments and modifications thereto. Other than the documents listed on
Schedule 5.15, such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all material agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no material agreements or understandings, oral or written, or side agreements among the parties thereto not contained therein that relate to or modify the substance thereof. The Senior Loan Documents have been duly authorized by all necessary corporate action on the part of each Credit Party and when executed and delivered by such Credit Party will be the legal, valid and binding obligations of such Credit Person and its successors, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability. Each of the representations and warranties contained in Section 6 (other than those set forth in Sections 6.4, 6.5, 6.8, 6.14, 6.15, 6.19 and 6.20) of the Senior Loan Agreement is true and correct in all material respects and is hereby incorporated herein by reference as if fully set forth herein.

         5.16 Indebtedness. Except as otherwise permitted by Section 9.01, the Credit Parties have no Indebtedness.

         5.17 Investments. All Investments of each of the Credit Parties are Permitted Investments.

                                   ARTICLE VI

                               REPRESENTATIONS AND
                           WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants as follows:

         6.01 Authorization, No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party (a) is within the Purchaser's power and authority and has been duly authorized by all necessary action, (b) does not contravene the terms of the Purchaser's organizational documents or any amendment thereof and (c) will not violate, conflict with or result in any breach or contravention of any Contractual Obligation of the Purchaser, or any Requirement of Law directly relating to the Purchaser.

         6.02 Corporate Existence and Power. The Purchaser (a) is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its property and to conduct the business in which it is currently, or is currently proposed to be, engaged and (c) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Documents to which it is or will be a party.

         6.03 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability.

         6.04 Accredited Investor; Purchase for Own Account. The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Note and the Warrant are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act, federal securities laws or the securities laws of any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Note, the Warrant or the shares of Common Stock issued upon exercise of the Warrant under an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and applicable state securities laws. If the Purchaser should in the future decide to dispose of the Note, the Warrant or the shares of Common Stock issued upon exercise of the Warrant, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If the Purchaser should decide to dispose of the Note or the Warrant, the Purchaser, if requested by Holdings in its reasonable judgment, will have the obligation in connection with such disposition, at Holdings' expense, of delivering an opinion of counsel in connection with such disposition to the effect that the proposed disposition of such securities would not be in violation of the Securities Act or any applicable state securities laws. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing the Note and the Warrant to the following effect:

         "THE SECURITIES REPRESENTED BY THIS [NOTE] [COMMON STOCK PURCHASE WARRANT] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS [NOTE) [COMMON STOCK PURCHASE WARRANT] MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS [NOTE] [COMMON STOCK PURCHASE WARRANT] HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR HOLDINGS HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO HOLDINGS THAT SUCH REGISTRATION IS NOT REQUIRED. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES."

         6.05 ERISA. No part of the funds used by the Purchaser to purchase the Note or the Warrant hereunder constitutes assets of any Plan or any "plan" (as defined in Section 4975 of the Code).

         6.06 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby, or by any other Transaction Document to which the Purchaser is a party, based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

         6.07 Governmental Authorization, Third Party Consent. Except as contemplated by the Transaction Documents and except to the extent previously and duly obtained or made and in full force and effect, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement or the transactions contemplated hereby.

         6.08 Investment Company. Neither the Purchaser nor any Person controlling the Purchaser is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                  ARTICLE VII

           FINANCIAL INFORMATION AND NOTICES; BOARD OBSERVATION RIGHTS

         7.01 Financial Statements and Other Information. Until the earlier of
(a) a Qualified Public Offering, or (b) the first date on which (i) Holdings has paid all principal of and interest and premium on the Notes and all other amounts then due under this Agreement and the Notes and (ii) there ceases to be any Significant Holder, Holdings shall deliver to each Significant Holder:

              (a) Interim Financials.

                  (i) Financial Reports. Concurrently with the distribution of any such report to any Sponsor Entity, copies of the monthly financial reporting package consisting of the consolidated statements of income, cash flows and balance sheet of Holdings and its Subsidiaries, along with any supporting operational and statistical data included therein.

                  (ii) Quarterly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, the unaudited consolidating and consolidated statement of income and balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of cash flows and retained earnings of Holdings and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case comparative figures for the related periods in the prior fiscal year and budgeted figures for such period as set forth in the respective budget delivered pursuant to Section 7.01(g), all of which shall be certified by the chief financial officer or equivalent officer of Holdings, subject to the absence of footnotes, changes resulting from the audit, and normal year-end audit adjustments; and

              (b) Year-End Financials. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, a copy of the consolidating and consolidated statement of income and balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of cash flows and retained earnings for such year.

         All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants preparing such statements or the chief financial officer, as the case may be, and disclosed therein) and, in the case of the consolidated financial statements referred to in Section 7.01(b), accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall contain no qualifications with respect to the continuance of Holdings and its Subsidiaries as going concerns and shall state that such financial statements present fairly in all material respects the financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with GAAP.

              (c) Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 7.01(a)(ii) and 7.01(b) above, a fully and properly completed compliance certificate signed by an Executive Officer of Holdings certifying that Holdings is in compliance with each of the covenants contained in Articles 7, 8 and 9 hereof.

              (d) Accountants' Certification. Together with each delivery of consolidated financial statements of Holdings pursuant to Section 7.01(b), a written statement by its independent certified public accountants (i) stating that they have reviewed the terms of Section 9.01 of this Agreement as the same relate to accounting matters and (ii) stating whether, in the course of their year-end audit, any condition or event that constitutes an Event of Default under such Section has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, that, such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default that would not be disclosed in the course of their audit examination.

              (e) Accountants' Reports. Within a reasonable time period after receipt thereof, a copy of any management letter submitted by independent public accountants to Holdings or any of its Subsidiaries in connection with any annual audit of the books of such Person.

              (f) Management Report. Together with each delivery of financial statements of Holdings pursuant to Section 7.01(a)(ii) and (b) above, a management report: (i) describing the operations and financial condition of the Credit Parties for the period then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent budget for the current fiscal year delivered to such Significant Holder pursuant to Section 7.01(g) and (iii) discussing the reasons for any significant variations from such budget. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer or equivalent officer of Holdings to the effect that such information (including the financial statements of Holdings delivered pursuant to Section 7.01(a)(ii) and (b)) fairly presents the results of operations and financial condition of Holdings and its Subsidiaries, as at the dates and for the periods indicated, except for normal year-end audit adjustments and absence of footnotes.

              (g) Budgets. As soon as available and in any event not later than forty-five (45) days after the end of each fiscal year of Holdings an annual budget in form satisfactory to the Required Holders (including budgeted statements of income, cash flows and balance sheets) prepared by Holdings for each fiscal month of such fiscal year, prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budget is based, which shall be accompanied by the statement of the chief executive officer or chief financial officer of Holdings to the effect that, to the best of his knowledge, such budget is a reasonable estimate for the periods respectively covered thereby in light of the circumstances at the time such budget was prepared.

              (h) SEC Filings and Press Releases. Promptly upon their becoming available, copies of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of the Credit Parties with any securities exchange or with the Commission.

              (i) Other Information. With reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by any Holder.

              (j) Notices. Prompt (but in no event later than ten (10) days after an Executive Officer of Holdings obtains knowledge thereof) written notice of: (i) the commencement of all proceedings and investigations by or before any Governmental Authority (including any notice of violation of any Requirement of Law) and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party thereof or any of its or their respective properties, assets or businesses, in each case involving a claim or liability which could reasonably be expected to have a Material Adverse Effect, (ii) any material labor controversy that has resulted in or in the reasonable judgment of Holdings threatens to result in, a strike or other work action against any Credit Party, (iii) any attachment, judgment, levy or order assessed against any Credit Party that could reasonably be expected to have a Material Adverse Effect, (iv) any notice given or received by any Credit Party of any event of default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute, a default or event of default under the Senior Loan Agreement, (v) any act or condition arising under ERISA that would constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer such plan or for the imposition of any liability on any Credit Party under Title IV of ERISA, (vi) any Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute an Event of Default, and (vii) any written notice of any kind given or received by any Credit Party from any Senior Lender under the Senior Loan Agreement.

         7.02 Board of Directors Observation Rights. For the period commencing on the Closing Date and ending on the earliest to occur of (a) a Qualified Public Offering and (b) the date on which the Purchaser first ceases to be a Significant Holder (such period, the "Observation Period"), Holdings shall provide the Purchaser the right to have one representative present (whether in person or by telephone) at all meetings of the Board of Directors of Holdings; provided, that such representative shall not be entitled to vote at such meetings; provided further, that such representative shall not be entitled to attend that portion of meetings during which the Board of Directors shall discuss any rights of Holdings vis-a-vis the Purchaser. During the Observation Period, Holdings shall provide the Purchaser with a notice of each meeting of the Board of Directors of

Holdings as is distributed to the directors of Holdings in accordance with Holdings' Charter Documents together with all materials that are distributed to the directors of Holdings pertaining to such meeting. The Purchaser shall provide notice to Holdings of the identity and address of, or any change with respect to the identity or address of, such representative. The rights of the Purchaser under this Section 7.02 may not be transferred or assigned to any other Person.

         7.03 Confidentiality. Each Holder and its assignees and participants agrees to keep confidential and not to disclose to third parties information regarding any Credit Party furnished to such Holder or its assignees or participants by Holdings (or in the case of an assignment or participation, by any Holder) pursuant to the Transaction Documents; provided that this confidentiality agreement shall not apply (i) to the extent that such Holder or its assignee or participant in its sole discretion determines that disclosure to one or more third parties is necessary to satisfy any legal or regulatory obligations or requests or to enforce its rights under any Transaction Documents, (ii) if reasonably incidental to the administration of the Transaction Documents, to disclosures by such Holder or its assignee or participant to its directors, officers, employees, agents, advisors, attorneys and accountants in each case, on a need to know basis in accordance with customary banking or investment practices (provided that such Persons shall themselves agree to maintain the confidentiality of such information in accordance with the requirements hereof (iii) to any information (A) which was publicly known or available at the time of its disclosure to such Holder or its assignee or participant, (B) which subsequently becomes publicly known or available other than as a result of a breach by such Holder or its assignee or participant of its non-disclosure obligations under this sentence or (C) which becomes known to such Holder or its assignee or participant other than from Holdings, (iv) to any other Holder or an Affiliate of any Holder, or (v) subject to provisions substantially similar to those contained in this Section 7.03, to any Eligible Assignee or proposed participant in connection with a proposed transfer to such Person of the Note, the Warrant, or any Common Shares issued upon the exercise of the Warrant.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until such time as Holdings has paid all principal of and interest and premium (if applicable) on the Notes and all other amounts due under this Agreement and the Notes, Holdings hereby covenants and agrees with each Holder as follows:

         8.01 Preservation of Existence and Franchises. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 9.03 or Section 9.04, Holdings will, and will cause each of the other Credit Parties to, do all things necessary to preserve and keep in full force and effect its existence and authority and all material rights and franchises.

         8.02 Books and Records. Holdings will, and will cause each of the other Credit Parties to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         8.03 Compliance with Law. Holdings will, and will cause each of the other Credit Parties to, comply with all Requirements of Law applicable to it and its Property if noncompliance with any such Requirement of Law could reasonably be expected to have a Material Adverse Effect.

         8.04 Payment of Taxes and Other Indebtedness. Holdings will, and will cause each of the other Credit Parties to, pay or cause to be paid and discharge
(a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, that neither Holdings nor any other Credit Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment
(i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

         8.05 Insurance. Holdings will, and will cause each of the other Credit Parties to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice or as otherwise required by the Senior Loan Documents. The present insurance coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 8.05.

         8.06 Maintenance of Property. Holdings will, and will cause each of the other Credit Parties to, maintain and preserve its Property and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such Property and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         8.07 Performance of Obligations. Holdings will, and will cause each of the other Credit Parties to, perform in all material respects all of its material obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         8.08 Use of Proceeds. Holdings will use the proceeds of the Notes to effect the AMN Acquisition, to pay fees and expenses related thereto and to provide for working capital and general corporate purposes (including, without limitation, for the AMN Acquisition) of the Credit Parties.

         8.09 Inspections. Upon reasonable notice and during normal business hours, Holdings will, and will cause each of the other Credit Parties to, permit representatives appointed by any Significant Holder of Notes and, before a Qualified Public Offering, any Significant Holder of Warrants or of the Common Stock issued upon exercise thereof, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and. shall permit the Significant Holders or their representatives to investigate and verify the accuracy of information provided to such Significant Holders and to discuss all such matters with the officers, employees and representatives of such Significant Holders; provided, that if at any time more than one Significant Holder wishes to exercise its rights under this Section 8.09, all such Significant Holders shall appoint the same representatives to act on their behalf.

         8.10 Year 2000 Compliance. Holdings will promptly notify the Holders of the Notes in the event any Credit Party discovers or determines that any computer application that is material to its business and operations will not be able on a timely basis to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until such time as Holdings has paid all principal of and interest and premium on the Notes and all other amounts due under this Agreement and the Notes, Holdings hereby covenants and agrees with each Holder as follows:

         9.01 Indebtedness. Holdings will not, and will not permit any of the other Credit Parties to, contract, create, incur, assume or permit to exist any Indebtedness, except:

              (a) Indebtedness arising under this Agreement and the Notes;

              (b) Indebtedness of the Credit Parties in an aggregate amount not to exceed $75,000,000 arising under the Senior Loan Agreement and the other Senior Loan Documents;

              (c) any Indebtedness not otherwise permitted hereunder incurred by any Credit Party hereafter if, on the date such Credit Party becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness, on a Pro Forma Basis, (i) no Default or Event of

Default exists and (ii) the Leverage Ratio shall not exceed the Leverage Ratio set forth below for such date of incurrence:

                       DATE OF INCURRENCE                      LEVERAGE RATIO


           From November 19, 1999 to December 30,               5.25 to 1.00
           2000

           From December 31, 2000 to December 30,               4.75 to 1.00
           2001

           From December 31, 2001 to November 19,               3.75 to 1.00
           2005

provided, that Holdings shall deliver on the date of such incurrence a Pro Forma Compliance Certificate and; provided, further, that Holdings shall not be obligated to deliver to any Holder of Notes a Pro Forma Compliance Certificate in respect of the incurrence of any Indebtedness under any Designated Refinancing Agreement if Holdings shall have delivered to each Holder of Notes a Pro Forma Compliance Certificate concurrently with the delivery of the most recent quarterly financial statements delivered pursuant to Section 7.01(a)(ii), setting forth the Leverage Ratio on a Pro Forma Basis as of the end of the applicable fiscal quarter;

              (d) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by Healthcare or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness under this clause (d) for all such Persons taken together shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

              (e) obligations of Healthcare in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

              (f) intercompany Indebtedness arising out of loans, advances and Guaranty Obligations permitted under Section 9.05; and

              (g) Guaranty Obligations of any Credit Party with respect to any Indebtedness of Healthcare or any of its Subsidiaries permitted by this Section 9.01.

         9.02 Nature of Business. Holdings will not, and will not permit any of the other Credit Parties to, engage at any time in any business or business activity other than the business conducted by such Person as of the Closing Date and any business reasonably related or similar thereto.

         9.03 Consolidation, Merger, Dissolution, etc. Except in connection with a Permitted Asset Disposition, Holdings will not, and will not permit any of the other Credit Parties to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this
Section 9.03, (a) Healthcare may merge or consolidate with any of its Subsidiaries provided that Healthcare shall be the continuing or surviving corporation, (b) any Credit Party other than Holdings or Healthcare may merge or consolidate with any other Credit Party other than Holdings or Healthcare, (c) any Subsidiary of Healthcare may merge with any Person that is not a Credit Party in connection with an Asset Disposition permitted under Section 9.04, (d) Healthcare or any Subsidiary of Healthcare may merge with any Person other than a Credit Party in connection with a Permitted Acquisition provided that, if such transaction involves Healthcare, Healthcare shall be the continuing or surviving corporation and (e) any Subsidiary of Healthcare may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

         9.04 Asset Dispositions. Holdings will not, and will not permit any of the other Credit Parties to, make any Asset Disposition other than an Excluded Asset Disposition unless (a) at least 80% of the consideration paid in connection therewith shall consist of cash or Cash Equivalents, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 9.11, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Credit Party and (d) the aggregate net book value of all of the assets sold or otherwise disposed of by Holdings and the Credit Parties in all such transactions after the Closing Date shall not exceed $3,000,000.

         9.05 Investments. Holdings will not, and will not permit any of the other Credit Parties to, make Investments in or to any Person, except for Permitted Investments.

         9.06 Restricted Payments. Holdings will not, and will not permit any of the other Credit Parties to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (b) payments by any Credit Party to AMN Acquisition Sub pursuant to a tax sharing agreement under which each such Credit Party is allocated its proportionate share of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated, combined, unitary or similar basis), (c) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock in Holdings held by members of senior management and other key employees of the Credit Parties in an aggregate cash amount of up to $1,000,000 per year and not to exceed $2,500,000 in the aggregate as long as any Note remains outstanding, (d) as permitted by Section 9.07 and (e) payments by any Credit Party in respect of an annual management fee to the Sponsor Entities in an amount not to exceed $200,000 per annum.

         9.07 Transactions with Affiliates. Holdings will not, and will not permit any of the other Credit Parties to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party by any Credit Party, (b) transfers of cash and assets to any Credit Party by any Credit Party, (c) intercompany transactions expressly permitted by Section 9.01, Section 9.03, Section 9.04, Section 9.05 or, Section 9.06, (d) customary compensation and reimbursement of expenses of officers and directors, (e) payment in respect of annual management fee to any Sponsor Entity or any Affiliate thereof, in an amount not to exceed $200,000 per annum, (f) transactions described on Schedule 9.07 and (g) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         9.08 Fiscal Year; Organizational Documents. Holdings will not, and will not permit any of the other Credit Parties to, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner materially adverse to the Holders or change its fiscal year.

         9.09 Limitation on Restricted Actions. Holdings will not, and will not permit any of the other Credit Parties to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party or (d) sell, lease or transfer any of its properties or assets to any Credit Party except for such encumbrances or restrictions existing under or by reason of (i) this Agreement, (ii) the Senior Loan Agreement and the other Senior Loan Documents, (iii) applicable law, (iv) any Indebtedness or Lien permitted hereunder or under the Senior Loan Agreement or any document or instrument governing any such Lien; provided that any such restriction contained in any such Lien relates only to the asset or assets subject to such Lien or (v) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 9.04 pending the consummation of such sale.

         9.10 Ownership of Subsidiaries, Limitations on Holdings.
Notwithstanding any other provisions of this Agreement to the contrary:

              (a) Holdings will not, and will not permit any of the other Credit Parties to, (i) permit any Person (other than Healthcare or any Wholly Owned Subsidiary of Healthcare) to own any Capital Stock of any Subsidiary of Healthcare, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section 9.03 or Section 9.04, (ii) permit any Subsidiary of Healthcare to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of Healthcare, except any Liens permitted under the Senior Loan Agreement.

              (b) Holdings will not (i) hold any assets other than the Capital Stock of Healthcare, (ii) have any liabilities other than (A) Indebtedness permitted under Section 9.01, (B) tax liabilities in the ordinary course of business, (C) loans, advances and payments permitted under Section 9.07, (D) corporate, administrative and operating expenses in the ordinary course of business, and (E) other liabilities under this Agreement, the Notes and the other Transaction Documents to which Holdings is a party, or (iii) engage in any business other than (A) owning the Capital Stock of Healthcare and activities incidental or related thereto, and (B) acting as a guarantor under the Senior Loan Agreement and pledging its assets, pursuant to the Senior Loan Documents to which it is a party and (C) acting as borrower or guarantor, as applicable, in respect of Indebtedness permitted under Section 9.01.

         9.11 Sale Leasebacks. Holdings will not, and will not permit any of the other Credit Parties to, enter into any Sale and Leaseback Transaction if the Net Cash Proceeds of all assets sold or transferred pursuant to such Sale and Leaseback Transaction, individually or in the aggregate, together with all other Sale and Leaseback Transactions, would exceed an amount equal to $2,000,000.

         9.12 Capital Expenditures. Holdings will not permit Consolidated Capital Expenditures of the Credit Parties for any fiscal year to exceed $3,000,000 plus the unused amount available for Consolidated Capital Expenditures under this Section 9.12 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year).

         9.13 Modifications of Senior Loan Agreement. Holdings will not, and will not permit any of the other Credit Parties to, amend or modify (or permit the amendment or modification of the Senior Loan Agreement and the other Senior Loan Documents in a way that would extend the final maturity of the Indebtedness of the Credit Parties thereunder to a date beyond May 19, 2005.


                                   ARTICLE X

                               REDEMPTION OF NOTES

         10.01 Optional Redemption of Notes. Subject to Article XI hereof, Holdings shall have the right to redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to the unpaid principal thereof plus interest thereon through the date fixed for redemption plus a premium in an amount equal to a percentage (the "Premium Percentage") of the principal amount redeemed determined in accordance with the following schedule:

           DATE OF PREPAYMENT                        PREMIUM PERCENTAGE

   Before November 30, 2000                                  5%
   December 1, 2000 to November 30, 2001                     4%
   December 1, 2001 to November 30, 2002                     3%
   December 1, 2002 to November 30, 2003                     2%
   December 1, 2003 to November 30, 2004                     1%
   Thereafter                                                0%



        10.02 Mandatory Redemption of Notes. Subject to Article XI hereof

              (a) Holdings shall redeem the Notes in full on November 19, 2005, at a redemption price equal to the unpaid principal thereof, together with any interest accrued and unpaid thereon as of the redemption date.

              (b) On the date that is the earliest to occur of (i) the consummation by Holdings or Healthcare of any Public Offering, (ii) a Change of Control, or (iii) the dissolution, winding-up or liquidation of Holdings or Healthcare in whole or in part except as otherwise permitted hereby, then, Holdings shall, at the option of the Required Holders, redeem the Notes of all Holders in full at a redemption price equal to the unpaid principal thereof plus interest thereon through the date fixed for redemption plus a premium in an amount equal to the Premium Percentage set forth in Section 10.0 1 times the principal amount redeemed.

        10.03 Notice of Redemption.

              (a) Optional Redemption. Any call for redemption of the Notes pursuant to Section 10.01 shall be made by giving written notice to the Holders of the Notes to be redeemed no less than thirty (30) days nor more than sixty
(60) days prior to the date fixed for redemption, which notice shall specify the principal amount of such Notes to be redeemed. If less than all the Notes are to be redeemed, the notice of redemption shall identify the Notes and portion thereof to be redeemed. Notice of call for redemption having been given as aforesaid, the principal amount to be redeemed, together with premium, if any, and interest thereon to the date of prepayment, shall on the date designated in such notice become due and payable. From and after such date, unless Holdings shall default in payment of such principal amount when so due and payable, together with premium, if any, and interest as aforesaid, interest on such principal amount shall cease to accrue.

              (b) Mandatory Redemption. (i) In the event any Credit Party or any shareholders thereof propose to effect any transaction described in Section 10.02(b)(i) or (iii), Holdings shall give each Holder of a Note written notice thereof not later than thirty (30) days prior to the proposed date of consummation of such transaction. Each Holder of a Note that desires to exercise its option to cause Holdings to redeem its Notes in full shall give Holdings irrevocable written notice (a "Redemption Notice") of such election not later than fifteen (15) days after receipt of such written notice from Holdings, which notice shall include wire instructions as to the account of the Holder of the Note at a financial institution to which Holdings shall transfer the redemption price. Subject to the last sentence of this Section 10.03(b), if Holdings shall have received a Redemption Notice from the Required Holders, it shall redeem in full all Notes then outstanding on any Business Day selected by Holdings not later than the date the transaction described in this Section 10.02(b) is consummated. If any such transaction does not occur for any reason, Holdings shall promptly notify each Holder that such redemption shall not be made by Holdings and no such redemption shall be required.

              Notwithstanding anything to the contrary contained herein, in the event of the occurrence of a Public Offering of Holdings or Healthcare, Holdings shall have the right, at its sole option and election, to use the proceeds from such Public Offering to redeem the Notes. Holdings shall give notice of its intent to do so to all Holders of Notes within ten (10) days of receipt of the affirmative election of the Required Holders to exercise their option to cause Holdings to redeem the Notes and Holdings shall redeem the Notes in full on a Business Day selected by Holdings not later than five Business Days after the date such Public Offering is commenced.

                  (ii) In the event of a Change of Control of Holdings or Healthcare, Holdings shall give each Holder of a Note written notice thereof not later than 5 Business Days after the occurrence of such Change of Control. Each Holder that desires to exercise its option to cause Holdings to redeem its Notes in full shall give Holdings a Redemption Notice of such election within fifteen
(15) days after receipt of such written notice from Holdings, which notice shall include wire instructions as to the account of the Holder of the Note at a financial institution to which Holdings shall transfer the redemption price. If Holdings shall have received Redemption Notices from Required Holders, it shall redeem in full all Notes on a Business Day selected by Holdings no later than five days after its receipt of Redemption Notices from Required Holders.

         10.04 Deposit of Funds and Termination of Rights. In connection with any redemption under this Article X, upon one day's notice to the holder of Notes affected thereby, Holdings may deposit for the benefit of the holders of any or all of the Notes the funds necessary to redeem such Notes in accordance with Sections 10.01 and 10.02 with a bank or trust company in the Borough of Manhattan, the City of New York, having a capital and surplus of at least $150,000,000. Any moneys so deposited by Holdings and unclaimed at the end of two years from the date designated for the redemption of such Note shall revert to the general funds of Holdings or as otherwise required by law. After such reversion, any such bank or trust company shall, upon demand, pay over to Holdings such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of Notes shall look only to Holdings for the payment of the redemption price. Any interest accrued on funds deposited pursuant to this Section 10.04 shall be paid from time to time to Holdings for its own account. The notices required under this Section 10.04 having been given as aforesaid, upon the payment of, or deposit of, funds, as applicable, pursuant to this Section 10.04 in respect of the Notes to be redeemed, notwithstanding that any such Notes themselves shall not have been surrendered for cancellation, from and after the date scheduled for the redemption of the Notes (i) the Notes shall no longer be deemed outstanding, (ii) the rights to receive interest thereon shall cease to accrue and (iii) all rights of the Holders of the Notes shall cease and terminate, excepting only the right to receive the redemption price therefor; provided, however, that if Holdings shall default in the payment of the redemption price therefor, the Notes shall thereafter be deemed to be outstanding and the Holders thereof shall have all of the rights of a Holder of Notes until such time as such default shall no longer be continuing or shall have been waived by the Required Holders.

         10.05 Allocation and Application of Payments. In the case of the redemption of less than all the Notes at the time outstanding, the amount of any such redemption shall be allocated to the aggregate principal amount of the Notes to be redeemed among the holders of all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective aggregate unpaid principal amounts of the Notes not theretofore called for redemption.

         10.06 Notation of Partial Payments. Upon any partial redemption of any Note, such Note, at the option of the Holder of such Note, shall be either (a) surrendered to Holdings in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the Note surrendered and otherwise having the same terms and provisions as the Note surrendered or (b) made available to Holdings at its office herein provided for notation thereon of the portion of the principal so redeemed.


                                   ARTICLE XI

                             SUBORDINATION OF NOTES

         11.01 Definitions. As used in this Article 11, the following terms shall have the following meanings:

         "Agent" means Bank of America, N.A., as agent for the Senior Lenders under the Senior Loan Agreement, together with any successors or assigns or any agent under any Refinancing Transaction.

         "Post-Petition Interest" means interest accruing in respect of Senior Indebtedness after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against Holdings, at the rate applicable to such Senior Indebtedness pursuant to the terms applicable thereto, whether or not such interest is allowed as a claim enforceable against Holdings in any such proceedings.

         "Senior Covenant Default" means any default under any Senior Indebtedness (other than a Senior Payment Default) which continues unaccrued for the period of grace, if any, with respect thereto.

         "Senior Default" means a Senior Payment Default or a Senior Covenant Default.

         "Senior Indebtedness" means (a) all obligations of Healthcare, as borrower, and Holdings, as guarantor, whether now or hereafter incurred pursuant to and in accordance with the Senior Loan Documents and any promissory notes evidencing such obligations (including without limitation principal, interest (including Post-Petition Interest), fees, costs, expenses, and other amounts), and (b) all other obligations of any Credit Party in respect of Indebtedness permitted pursuant to the terms of Section 9.01(c) of this Agreement, whether now or hereafter incurred by such Credit Party provided, that, with respect to this clause (b), (i) such Indebtedness is for borrowed money and (ii) the principal amount of such Indebtedness is at least $1,000,000 in each single transaction at the time such Indebtedness is incurred.

         "Senior Payment Default" means any default in the payment of any Senior Indebtedness whether upon the scheduled maturity thereof, upon acceleration or otherwise, which, in each case, continues uncured for the period of grace, if any, with respect thereto.

         11.02 Subordination. Holdings, for itself and its successors and assigns, covenants and agrees, and each Holder, by its acceptance thereof, shall be deemed to have agreed, that the payment from whatever source of the Indebtedness of Holdings evidenced by this Agreement and the Notes, including the principal thereof, interest and premium thereon, and any other amounts owing hereunder or thereunder shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness, and that each holder of such Senior Indebtedness, with respect to the Senior Indebtedness now existing or hereafter arising, shall be deemed to have acquired such Senior Indebtedness in reliance upon the covenants and provisions contained in this Article 11.

        11.03 Subordination Upon Distribution of Assets.

              (a) Upon any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of Holdings, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or pursuant to any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Holdings (including upon any event described in Section 12.01(g) or (h)), all Senior Indebtedness shall first be paid in full or duly provided for before any payment is made on account of the Notes, and any such payment or distribution which otherwise would be payable or deliverable upon or with respect to the Notes shall be paid or delivered directly to the holders of the Senior Indebtedness or as otherwise directed by such holders or a court of competent jurisdiction for application to the payment or prepayment of the Senior Indebtedness (in such order as the holders of the Senior Indebtedness may elect) until the Senior Indebtedness shall have been paid in full or duly provided for.

              (b) For purposes of this Section 11.03, the words "cash, property or securities" shall not be deemed to include (i) any payment or distribution of securities of Holdings or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Notes to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or
(ii) securities of Holdings or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Notes, to the payment of all Senior Indebtedness then outstanding.

        11.04 Prohibitions and Limitations on Payment.

              (a) Subject to Section 11.03 hereof, upon receipt by Holdings of a Blockage Notice (as defined below) in respect of any Senior Payment Default and unless and until such Senior Payment Default shall have been cured or effectively waived in writing by the holders of the Senior Indebtedness, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made of or on account of the Notes or any other amount due under this Agreement, or in respect of any redemption, retirement, purchase or other acquisition of the Notes and the Holders shall not accept (in cash, property, securities or by setoff or otherwise) from Holdings any payment of or on account of the Notes. Upon the earlier of the cure or waiver of such Senior Payment Default, Holdings shall, subject to Section 11.03 hereof, promptly pay to the Holders all sums then due and payable under the Notes as a result of this
Section 11.04(a).

              (b) Subject to Section 11.03 hereof, upon receipt by Holdings of a Blockage Notice in respect of any Senior Covenant Default and until the earlier of (i) such Senior Covenant Default shall have been cured or effectively waived in writing by the holders of the Senior Indebtedness and (ii) the expiration of the applicable Blockage Period (as defined below), no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made of or on account of the Notes or any other amount due under this Agreement, or in respect of any redemption, retirement, purchase or other acquisition of the Notes and the Holders shall not accept (in cash, property, securities or by setoff or otherwise) from Holdings any payment of or on account of the Notes or any other amount due under this Agreement. Upon the earlier of the dates described in clause (i) and (ii) above, Holdings shall, subject to Section 11.03 hereof, promptly pay to the Holders all sums then due and payable under the Notes as a result of this Section 11.04(b).

              (c) For purposes of this Section 11.04, a "Blockage Notice" is a notice of a Senior Default given to Holdings by the Agent, in the case of the Senior Loan Documents, or by the holders of the requisite principal amount of the Senior Indebtedness under which such Senior Default has occurred (or their authorized agent), and a "Blockage Period" is the period commencing upon Holdings' receipt of such Blockage Notice and ending on the date one hundred eighty (180) days thereafter; provided that (i) no Blockage Notice pursuant to
Section 11.04(b) may be given by reason of the continuance of any Senior Covenant Default which existed at the time of the giving of a prior Blockage Notice unless such Senior Covenant Default shall have been cured for a period of not less than sixty (60) days, (ii) no more than two Blockage Notices pursuant to Section 11.04(b) with respect to a Senior Covenant Default may be given in any three hundred sixty (360)-day period, and (iii) no Blockage Period or Periods pursuant to Section 11.04(b) with respect to a Senior Covenant Default may extend for more than one hundred eighty (180) days in any consecutive three hundred sixty (360)-day period. Upon receipt of any Blockage Notice, Holdings shall promptly, but in any event with five (5) Business Days of receipt, deliver the same to each Holder.

         11.05 Limitation on Remedies. So long as any Senior Indebtedness remains outstanding, upon the occurrence of an Event of Default, no Holder shall declare or join in any declaration of any of the Notes to be due and payable by reason of such Event of Default or otherwise take or cause to be taken any action against Holdings (including, without limitation, commencing any legal action against Holdings or filing or joining in the filing of any insolvency petition against Holdings) until the expiration of the Remedy Standstill Period (as defined below) with respect to such Event of Default. For purposes of this Agreement, the term "Remedy Standstill Period" shall mean a period which commences on the date that a notice of intention to exercise remedies on account of the occurrence of an Event of Default is given by the Required Holders to Holdings and the Agent and ends on the earliest to occur of (i) the cure or waiver of all Senior Payment Defaults continuing during such Remedy Standstill Period, or the expiration of any Blockage Period with respect to a Senior Covenant Default in effect during such Remedy Standstill Period, (ii) the acceleration of any Senior Indebtedness, (iii) an Event of Default specified in clause (g) or (h) of Section 12.01, (iv) one hundred eighty (180) days after the receipt by Holdings of such notice of intention to exercise remedies, (v) the waiver or amendment by or on behalf of the holders under the Senior Loan Agreement (or any requisite percentage thereof of the restrictions, during such Remedy Standstill Period, on asset sales or dispositions by Holdings or any of its Subsidiaries so as to permit Holdings or any of its Subsidiaries to transfer or apply the net proceeds from such asset sales or dispositions to or for the benefit of any holders of long-term Indebtedness of Holdings or its Subsidiaries other than to repay obligations under the Senior Loan Agreement, or (vi) such time as the holders of Senior Indebtedness (or any requisite percentage thereof consent in writing to the termination of the Remedy Standstill Period.

         11.06 Payments and Distributions Received. If any Holder shall have received any payment from, or distribution of assets of, Holdings in respect of any of the Notes in contravention of the terms of this Article 11, then and in such event such payment-or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of the Senior Indebtedness (or to the applicable agent on their behalf for application to the Senior Indebtedness, to the extent necessary to pay all such Senior Indebtedness in full in the form received (except for the endorsement or assignment of such Holder where necessary).

         11.07 Proofs of Claim. If, while any Senior Indebtedness is outstanding, any event described in Section 11.03(a) occurs, the Holders shall duly and promptly take such action as any holder of the Senior Indebtedness may reasonably request to collect any payment with respect to the Notes for the account of the holders of the Senior Indebtedness and to file appropriate claims, or proofs of claim in respect of the Notes and to execute and deliver on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be required to enforce any and all claims on or with respect to the Notes. Upon the failure of any Holder to take any such action, each holder of the Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of the Notes and to file claims and proofs of claim with respect to the Notes and each of the Holders hereby appoints each holder of the Senior Indebtedness or its representative as attorney-in-fact for such Holder to take any and all actions permitted by this paragraph to be taken by such Holder.

         11.08 Subrogation. After all amounts payable under or in respect of the Senior Indebtedness have been paid in full or duly provided for, the Holders shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of the Senior Indebtedness. A distribution made under this Article 11 to a holder of the Senior Indebtedness which otherwise would have been made to a Holder is not, as between Holdings and such Holder, a payment by Holdings on the Senior Indebtedness.

         11.09 Relative Rights. This Article 11 defines the relative rights of the Holders and the holders of the Senior Indebtedness. Nothing in this Article 11 shall (a) impair, as between Holdings and the Holders, the obligations of Holdings, which are absolute and unconditional, to pay principal of and interest (including default interest) and premium on the Notes in accordance with their terms, (b) affect the relative rights of the Holders and creditors of Holdings other than holders of the Senior Indebtedness, or (c) prevent the Holders from exercising their available remedies upon a default or Event of Default, subject to the rights, if any, under this Article 11 of holders of the Senior Indebtedness.

        11.10 Subordination Not Impaired; Benefit of Subordination. Each of the Holders agrees and consents that without notice to or assent by such Holder, and without affecting the liabilities and obligations of Holdings and any holder of the Notes and the rights and benefits of the holders of the Senior Indebtedness set forth in this Article 11:

              (a) Subject to the terms and conditions hereof, the obligations and liabilities of Holdings and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released;

              (b) The holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness and the subordination provisions hereof, including, without limitation, accelerating the Senior Indebtedness or exercising any right of set-off; and

              (c) Any balance or balances of funds with any holder of the Senior Indebtedness at any time outstanding to the credit of Holdings may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Indebtedness, and any representative or representatives acting on their behalf, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Notes to the Senior Indebtedness provided for herein.

        11.11 Covenants of the Holders. Until all of the Senior Indebtedness has been fully paid and discharged:

              (a) No Holder shall hereafter (i) give any further subordination to any other creditor in respect of the Notes, (ii) take any security or collateral to secure the Notes or (iii) sell, assign, transfer or pledge the Notes or any part thereof unless expressly subject to the terms of this Article 11.

              (b) No Holder shall release, exchange, extend the time of payment of, compromise, set off or otherwise discharge any part of the Notes or modify or amend the Notes in such a manner as to have an adverse effect upon the rights of the holders of the Senior Indebtedness.

              (c) Each Holder hereby undertakes and agrees for the benefit of the holders of the Senior Indebtedness that, upon the occurrence and during the continuance of a Senior Default, it shall take any actions reasonably requested by any holder of the Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

        11.12 Miscellaneous.

              (a) To the extent permitted by applicable law, the Holders and Holdings hereby waive (i) notice of acceptance hereof and reliance hereon by the holders of the Senior Indebtedness and (ii) all diligence in the collection or protection of or realization upon the Senior Indebtedness.

              (b) Holdings and the Holders hereby expressly agree that the holders of the Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Article 11 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

              (c) Each Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of the Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Agreement, and each holder of the Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.


                                  ARTICLE XII

                                EVENTS OF DEFAULT

        12.01 Events of Default. An "Event of Default" shall occur hereunder if:

              (a) Holdings shall default in the payment of the principal of the Notes, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

              (b) Holdings shall default in the payment of any interest or premium on, or any other amount due in respect of, the Notes according to its terms, when and as the same shall become due and payable and such default shall continue unremedied for a period of three (3) Business Days; or

              (c) Holdings shall default in the due observance or performance of any covenant, condition or agreement contained in Section 8.08 or Article 9 of this Agreement; or

              (d) Holdings shall default in the due observance or performance of any covenant, condition or agreement contained herein or in the Notes (other than those referred to in clause (a), (b) or (c) of this Section 12.01), and such default is not remedied or waived within thirty (30) days after receipt by Holdings of notice from the Required Holders of such default; or

              (e) any representation, warranty, certification or statement made by or on behalf of Holdings herein, in any Note, in any Warrant or in any certificate or other document delivered by Holdings to the Holders pursuant hereto or thereto shall have been incorrect in any material respect when made; or

              (f) (i) Any Credit Party shall default (as principal or guarantor) beyond the applicable grace period with respect thereto, if any, in the payment of principal or interest (or similar payment in the case of Capitalized Lease Obligations) of any Indebtedness of such Credit Party (other than the Notes or any Indebtedness of any Credit Party pursuant to the Senior Loan Documents) and such Indebtedness is in an amount, individually or in the aggregate, in excess of $2,000,000 or (ii) any Indebtedness of any Credit Party, which individually or in the aggregate is in excess of $2,000,000, shall become (whether automatically or by demand of the lender thereof) due and payable in advance of the stated maturity thereof by virtue of any acceleration or similar provision relating thereto; or

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Credit Party or of a substantial part of its respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for such Credit Party or for a substantial part of its respective property or assets, or (iii) the winding up or liquidation of any Credit Party; and such involuntary proceeding or petition shall continue undismissed, undischarged, or unbonded for sixty (60) consecutive days, or an order or decree approving or ordering any of the foregoing shall be entered; or

              (h) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (g) of this Section 12.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party, or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

              (i) any of the following events or conditions, if such event or condition could reasonably involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $2,000,000: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Required Holders, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Required Holders, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

              (j) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) shall be rendered against any Credit Party and the same shall remain undischarged, unsatisfied, unvacated, unbonded, unpaid, or unstayed for a period of sixty (60) days from the entry thereof.

         12.02 Acceleration. If an Event of Default occurs under Section 12.01(g) or 12.01(h), then the outstanding principal of and interest and premium, if any, on the Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Required Holders, by written notice to Holdings, may (subject to Article 11 hereof) declare the principal of and interest and premium on the Notes to be due and payable immediately. Upon any such declaration of acceleration, such principal, interest and premium, if any, shall become immediately due and payable and subject to Article 11 hereof, each Holder shall be entitled to exercise all of its rights and remedies hereunder and under its Note whether at law or in equity. The Required Holders may rescind and annul an acceleration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due and payable solely by virtue of acceleration. Any notice of rescission under the prior sentence shall be given in the manner specified in Section 14.02 hereof

         12.03 Set-Off. Upon the occurrence and continuance of an Event of Default, in addition to all other rights and remedies that may then be available to any Holder of Notes, each Holder of Notes is hereby authorized at any time and from time to time, to the extent permitted by law, without notice to Holdings (any such notice being expressly waived by Holdings), subject to
Article 11 hereof, to set off and apply any and all indebtedness at any time owing by such Holder of Notes to or for the credit or the account of Holdings against all amounts which may be owed to such Holder of Notes by Holdings in connection with this Agreement or any Notes. If any Holder of Notes shall obtain from Holdings payment of any principal of or interest or premium on any Note or payment of any other amount under this Agreement or any Note held by it or any other Transaction Document through the exercise of any right of set-off, and, as a result of such payment, such Holder of Notes shall have received a greater percentage of the principal, interest or other amounts then due hereunder by Holdings to such Holder of Notes than the percentage received by any other Holders, it shall promptly make such adjustments with such other Holders of Notes from time to time as shall be equitable, to the end that all the Holders of Notes shall share the benefit of such excess payment (net of any expenses which may be incurred by such Holder of Notes in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest or premium on the Notes or other amounts (as the case may be) owing to each of the Holders of Notes. To such end all the Holders of Notes shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. Any Holder of Notes taking action under this Section shall promptly provide notice to Holdings of any such action taken; provided, that the failure of such Holder to provide such notice shall not prejudice its rights hereunder.


                                  ARTICLE XIII

                                 INDEMNIFICATION

         13.01 Indemnification. In addition to all other sums due hereunder or provided for in this Agreement and subject to the provisions of Article XI, Holdings shall indemnify and hold harmless each Holder and its Affiliates and its officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law, from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "Liabilities") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of Holdings in this Agreement, any Note or any Warrant, including without limitation, the failure to make payment when due of amounts owing pursuant to the Notes or the Warrants on the due date thereof (whether at the scheduled maturity, by acceleration, redemption or otherwise) or any legal, administrative or other actions (including actions brought by any Holder or Holdings or any equity holders of Holdings or derivative actions brought by any Person claiming through or in Holdings' name), proceedings or investigations (whether formal or informal), based upon, relating to or arising out of this Agreement, any Note or any Warrant or the transactions contemplated hereby and thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, that Holdings shall not be liable under this
Section 13.01 to an Indemnified Party: (a) for any amount paid in settlement of claims without Holdings' prior written consent, (b) to the extent that it is judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is determined that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained herein, in any Note or in any Warrant; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason, Holdings shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of Holdings to indemnify for expenses as set forth above, Holdings further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement, any Note or any Warrant.

         13.02 Notification. Each Indemnified Party under this Article 13 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from Holdings under this Article 13, notify Holdings in writing of the commencement thereof. The omission of any Indemnified Party so to notify Holdings of any such action shall not relieve Holdings from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 13 or (b) tinder this Article 13 unless, and only to the extent that, such omission results in Holdings' forfeiture of substantive rights or defenses or Holdings is otherwise irrevocably prejudiced in defending such proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify Holdings of the commencement thereof, Holdings shall be entitled to assume the defense thereof at its own expense, with counsel reasonably satisfactory to the Indemnified Party; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both Holdings, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at Holdings' reasonable expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between Holdings, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable, provided, however, that in no event shall Holdings be required to pay fees and expenses of Indemnified Parties under this Section 13.02 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. Holdings agrees that it will not, without the prior written consent of the Indemnified Party or Parties, which shall not be unreasonably withheld or delayed, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (including any Indemnified Party who is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each such Indemnified Party or Parties from all liability arising or that may arise out of such claim, action or proceeding. Holdings shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the prior written consent of Holdings, which shall not be unreasonably withheld or delayed. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.


                                  ARTICLE XIV

                                  MISCELLANEOUS

         14.01 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Notes and the Warrant and payment therefor.

         14.02 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

         (a) if to Holdings:

             AMN Holdings, Inc.
             2235 El Camino Real
             Suite 200
             San Diego, CA 92130
             Attention:  Diane K. Stumph
             Telecopy:  (858) 792-299
             with a copy to:

             Haas Wheat & Partners, L.P.
             300 Crescent Court
             Suite 1700
             Dallas, TX 75201
             Attention:  Douglas D. Wheat
             Telecopy:  (214) 871-316

         (b) if to BACI:

             BancAmerica Capital Investors
             SBIC L.L.P.
             100 North Tryon Street
             Charlotte, NC 28255-001
             Attention:  Walker L. Poole
             Telecopy:  (704) 386-432

         (c) if to any other Holder:

             At the address designated by such
             Holder and shown on the Note
             Register or Share Register of
             Holdings.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

        14.03 Payments.

              (a) Except to the extent otherwise provided herein or as required by any Requirement of Law, all payments of principal, interest and other amounts to be made by Holdings under this Agreement and each Note shall be made in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the payee thereof not later than 12:00 noon San Diego, California time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each such payment shall be made in accordance with written payment instructions furnished by such payee from time to time (unless otherwise provided herein), at least one (1) whole Business Day prior to the time at which such payment is due. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.




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
              (b) Except as required pursuant to Section 14.03(a), each payment or prepayment of principal in respect of the Notes shall be made and applied pro rata, as nearly as may be, to all outstanding Notes according to the respective unpaid principal amounts thereof, and each payment of interest in respect of the Notes shall be made and applied pro rata, as nearly as may be, to all outstanding Notes according to the respective amounts of such interest then due and payable.

              (c) Neither Holdings, nor any of its Affiliates shall, directly or indirectly, acquire any Note, by purchase or otherwise, except by way of payment or prepayment thereof in accordance with the provisions of the Notes and of this Agreement (including, without limitation, the provisions of this Agreement requiring the payment and application of all such payments or prepayments pro rata to all outstanding Notes).

        14.04 Assignments and Participation.

              (a) Holdings shall not assign its rights or obligations hereunder without the prior written consent of the Required Holders.

              (b) (i) Each Holder of Notes may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the Notes; provided, that unless such Eligible Assignee is a Holder of Notes or an Affiliate of the transferring Holder, the principal amount of the Notes being assigned must equal or exceed $3,000,000 or represent 100% of the principal amount of such Holder's Note. Holdings will keep at its principal executive office or at such other office as Holdings may designate in writing to the Holders of Notes a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of Notes. Upon registration and transfer of any Note in compliance herewith, the assignee thereof shall become the Holder thereof (or such portion thereof as shall have been transferred and registered to such assignee) for purposes of this Agreement and shall thereupon, in respect of such Note (or portion thereof) be entitled to the benefits and liable for the obligations of a Holder of Notes hereunder.

                  (ii) Whenever any Note shall be surrendered for transfer or exchange in compliance herewith either at such office of Holdings or at the place of payment named in such Note, within five Business Days thereafter Holdings will deliver in exchange therefor a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount as the unpaid principal amount of the Note so surrendered, duly executed by Holdings. Each such new Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered Holder of such Note or such Holder's attorney duly authorized in writing. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax relating to such transaction shall be paid by the Holder of such Note requesting the exchange.

                  (iii) Holdings and any agent of Holdings shall treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of the principal and premium (if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

              (c) A Holder of Notes may sell or agree to sell to one or more other Persons (a "Participant") a participation in all or any part of any Notes held by it; provided, that unless the Participant is a Holder of Notes or an Affiliate of the transferring Holder, the principal amount of the Notes being participated must equal or exceed $500,000 or represent 100% of the principal amount of such Holder's Note. The Participant's rights in respect of such participation shall be those set forth in the agreements executed by such Holder in favor of the Participant, and such Participant shall have no direct right under the Note or this Agreement, including rights to give consents or waivers or to execute amendments. In no event shall a Holder of Notes that sell a participation agree with the Participant to take or refrain from taking any action hereunder or under the Note, except that such Holder may agree with the Participant that it will not, without the consent of the Participant, agree to
(i) extend the date fixed for the payment of principal of or interest on the related Notes, (ii) reduce the amount of any such payment of principal and (iii) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest.

         14.05 Lost, Etc. Notes. Upon receipt by Holdings of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of an indemnity satisfactory to it (which indemnity from a party other than the Purchaser or any Affiliate of the Purchaser, in Holdings' reasonable judgment, may be a secured indemnity obligation) and upon surrender and cancellation of such Note, if mutilated, within five Business Days thereafter Holdings will deliver in lieu of such Note a new Note in a like unpaid principal amount, duly executed by Holdings, dated as of the date to which interest has been paid.

         The affidavit of any Holder's treasurer or assistant treasurer (or other responsible official), setting forth the circumstances with respect to the loss, theft or destruction of a Note shall be accepted as satisfactory evidence thereof.

         14.06 Amendments, Determinations, Requests or Consents. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Holdings from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Holdings, and the Holders in accordance with this Section 14.06 and (ii) only in the specific instance and for the specific purpose for which made or given; provided, that no such amendment shall be made to Article XI of this Agreement without the prior consent of the Required Lenders (as defined in the Senior Loan Agreement). All determinations, requests, consents, waivers or amendments (collectively "consent") to be made by the Holders pursuant to this Agreement shall be made by the Required Holders and not all the Holders; provided, that the consent of all Holders of the Notes is needed to: (A) reduce the principal of or rate of interest or premium on the Notes, (B) extend the final scheduled maturity date of the principal amount of the Notes,





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
(C) change the percentage of the Holders or the aggregate principal amount of Notes, as the case may be, which shall be required for the Holders to take any action hereunder, (D) amend the provisions of Article 11 hereof or (E) amend or waive this Section 14.06; and provided, further, that no Holder of the Notes shall have the right to give any consent hereunder if such Holder has acquired any Notes in violation of Section 14.04 hereof.

         14.07 Remedies Cumulative. No failure or delay on the part of Holdings or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Holdings or any Holder at law, in equity or otherwise.

         14.08 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         14.09 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         14.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

         14.11 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York located in the City of New York or in the federal courts of the United States of America for the Southern District of New York located in the City of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 14.02, such service to become effective 10 days after such mailing.

         14.12 Waiver of Jury Trial. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, IN THE EVENT ANY JUDICIAL PROCEED-ING IS INSTITUTED IN CONNECTION WITH THIS AGREEMENT, TO THE EXTENT PERMITTED BY LAW, THE HOLDERS AND HOLDINGS EACH HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY



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
RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         14.13 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         14.14 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to Sections or subsections refer to Sections or subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         14.15 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents to which the parties hereto are a party, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents to which the parties hereto are a party, supersede all prior agreements and understandings between the parties with respect to such subject matter.

         14.16 Certain Expenses. Except as otherwise provided herein, Holdings shall pay or reimburse (a) BACI for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Notes and each other Transaction Document to which BACI is a party and the consummation of the transactions contemplated thereby and (ii) any amendment, modification or waiver of any of the terms of this Agreement, the Notes or the Transaction Documents; (b) each Holder of Notes for all costs and expenses of such Holder of Notes (including, without limitation, reasonable attorney's fees and expenses of single counsel for such Holder) in connection with any Event of Default and any enforcement or collection proceedings resulting therefrom and (c) each Holder for all costs and expenses of such Holder (including, without limitation, reasonable attorney's fees and expenses of counsel for such Holder) in connection with the enforcement of this Section 14.16; and (d) each Holder for transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Notes or the Transaction Documents.

         14.17 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval will not be unreasonably withheld). If any announcement is required by law to be made by any party




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
hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

         14.18 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                          AMN HOLDINGS, INC.

                          By: /s/ Steven C. Francis
                              ______________________________________
                              Name:    Steven C. Francis
                              Title:   Chief Executive Officer, President,
                                       Secretary and Treasurer


                          BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.


                          By: BANCAMERICA CAPITAL MANAGEMENT SBIC I, LLC, its general partner


                          By:   BANCAMERICA CAPITAL MANAGEMENT I L.P.,
                                its sole member


                          By:   BACM I GP, LLC, its general partner


                                By: /s/ Walter L. Poole
                                    ____________________________________________
                                    Walker L. Poole
                                    Managing Director




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